CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and the reference to our firm in the Statement of Additional Information, including references under the captions "Independent Registered Public Accounting Firm" and "Financial Statements", each dated April 28, 2023, and each included in this Post- Effective Amendment No. 233 to the Registration Statement (Form N-1A, File No. 002- 80859) of Touchstone Strategic Trust (the "Registration Statement").

We also consent to the incorporation by reference of our report dated February 17, 2023, with respect to the financial statements and financial highlights Touchstone Anti- Benchmark® US Core Equity Fund, Touchstone Dynamic Allocation Fund (formerly, Touchstone Dynamic Global Allocation Fund) and Touchstone Sands Capital International Growth Fund (the "Funds") (three of the funds constituting Touchstone Strategic Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2022, into this Registration Statement filed with the Securities and Exchange Commission.

Cincinnati, Ohio

April 27, 2023